UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On December 15, 2017, PHI Group, Inc. (the “Company”), entered into an Investment Agreement with Gridline Communications, Inc. (“Gridline”) to form a special purpose vehicle (“SPV”) under the name of Matrix Communications, Inc., as the holding company to acquire all the stock of Gridline Communications and its sister company GridlineX as well as finance and implement Gridline’s high-speed broadband communications business.

According to the Investment Agreement, the Matrix Communications will acquire all ownership and rights of the Investee in connection with high-speed broadband networks and related supporting assets to serve government, commercial and consumer telephony, data and video needs in the Republic of Equatorial Guinea as the first point of entry into the African Continent. Matrix Communications’ authorized capital will include 600 million shares of Common Stock and 300 million shares of Preferred Stock. PHI Group will be the sole holder of Common Stock in the SPV initially and will retain fifteen percent equity interest thereof following the capitalization plan.

The Investment Agreement is scheduled to close on or before January 15, 2018, unless extended by mutual consent of both parties to the Agreement.

The foregoing description of the Investment Agreement between PHI Group, Inc. and Gridline Communications dated December 15, 2017 is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Investment Agreement December 15, 2017 by and between PHI Group, Inc. and Gridline Communications, Inc.

99.1	Press release dated January 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO